Exhibit (h)(2)

SCHEDULE A

to the

ETF Master Services Agreement

between

Exchange Listed Funds Trust

and

Ultimus Fund Solutions, LLC

dated December 5, 2023

Fund Portfolio(s)

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by II Technology, LLC

Armor Core Risk-Managed ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Bancreek Capital Advisors, LLC

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF
Bancreek Global Select ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Cabana Asset Management

Cabana Target Drawdown 10 ETF
Cabana Target Beta ETF

Cabana Target Leading Sector Moderate ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Long Pond Capital, LP

Long Pond Real Estate Select ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Saba Capital Management, L.P.

Saba Closed-End Funds ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by WallStreetX ETFs, Inc.

xETFs NVDA Daily Income ETF
xETFs MSTR Daily Income ETF
xETFs BMNR Daily Income ETF
xETFs HOOD Daily Income ETF
xETFs PLTR Daily Income ETF
xETFs TSLA Daily Income ETF
xETFs COIN Daily Income ETF

Exchange Traded Concepts, LLC advised Fund(s)

Climate Resilient US REIT Index ETF
QRAFT AI-Enhanced U.S. Large Cap Momentum ETF

QRAFT AI-Enhanced U.S. Large Cap ETF
LG QRAFT AI-Powered US Large Cap Core ETF

Stratified LargeCap Index ETF
Stratified LargeCap Hedged ETF

Exchange Traded Concepts, LLC advised “PLUS” Branded Fund(s)

PLUS Korea Defense Industry Index ETF
PLUS Korea Manufacturing Core Alliance Index ETF

Signatures are located on the next page.

Schedule A to
Ultimus ETF Master Services Agreement	A-2

The parties duly executed this Schedule A as of March 16, 2026.

Exchange Listed Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ Richard Malinowski	By:	/s/ Gary Tenkman
Name:	Richard Malinowski	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Schedule A to
Ultimus ETF Master Services Agreement	A-3